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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2004

DIVIDEND CAPITAL TRUST INC.
(Exact name of small business issuer as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	333-86234, 333-113170 (Commission File No.)	82-0538520 (I.R.S. Employer Identification No.)
518 17th Street, Suite 1700 Denver, CO 80202 (Address of principal executive offices)
(303) 228-2200 (Registrant's telephone number)

Item 2. Acquisition or Disposition of Assets

        We hereby amend our Current Report on Form 8-K dated June 3, 2004 (filed with the Securities and Exchange Commission on June 18, 2004), with regard to the initial acquisition of three buildings located in Hebron, Kentucky to include the subsequent purchase of a fourth building thereby completing the acquisition of this portfolio, referred to as American Real Estate Holdings Portfolio (AREP).

        Purchase of American Real Estate Holdings Portfolio (AREP).    On June 8, 2004 and June 29, 2004, we acquired a fee interest in three buildings, collectively 94% leased, totaling 1,199,600 square feet located in Hebron, Kentucky and one building, 100% leased, totaling 520,000 square feet located in La Vergne, Tennessee, respectively (collectively "AREP"). The total estimated cost of AREP was approximately $66.0 million (which includes an acquisition fee of $643,500 that is payable to Dividend Capital Advisors LLC, an affiliate), which was paid from the proceeds of our public offering and the assumption of three existing, non-recourse mortgage loans. The outstanding principal balance of the three mortgage loans totaled approximately $41.8 million. These loans mature in 2008 and 2012 and have a weighted average interest rate of 6.91%.

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Item 7. Financial Statements and Exhibits.

        To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the registrant hereby undertakes to file financial statements in accordance with this item on an amendment to the Current Report on Form 8-K no later than 75 days after the initial acquisition.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIVIDEND CAPITAL TRUST INC.
July 15, 2004
	By:	/s/ EVAN H. ZUCKER Evan H. Zucker Chief Executive Officer

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits.
SIGNATURES